Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Transcat, Inc.
Rochester, NY
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665 and 333-109985) and Form S-3 (Registration No. 333-152392) of Transcat, Inc. of our report dated June 24, 2009 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
June 24, 2009